Vulcan Infrastructure and Power Publishes Investor Presentation Highlighting its Pivot to a New Growth Platform
Presentation Provides Additional Detail on Previously Announced $39.4 Million Capital Raise and Vulcan’s AI/HPC Infrastructure Strategy
PITTSFORD, N.Y.—August 17, 2026-- Vulcan Infrastructure and Power Inc. (Nasdaq: VIP) (“Vulcan” or the “Company”) today announced the publication of a new investor presentation providing an overview of the Company’s previously announced financing transaction (the “PIPE transaction”) and its strategy to build a differentiated power and infrastructure platform serving artificial intelligence and high-performance computing (“AI/HPC”) data centers.
The presentation provides additional detail regarding Vulcan’s asset base and its development pipeline, the strategic capabilities of the Company, the anticipated impact of the PIPE transaction on Vulcan’s capital structure, and the Company’s strategy for sourcing, developing and monetizing powered infrastructure assets.
Beginning today, Vulcan will use the presentation as part of its investor outreach, including meetings and discussions with institutional investors, sell-side research analysts and other members of the investment community. The Company intends to maintain an active investor engagement program as it executes its strategy and advances the development of its power and infrastructure platform.

The presentation highlights:

•A 654 MW combined pipeline at Vulcan-owned sites, including more than 100 MW of capacity expected to be available for AI/HPC opportunities within the next year;

•The anticipated strengthening of Vulcan’s balance sheet following the proposed PIPE transaction and planned redemption of the Senior Notes due October 2026 (the "Senior Notes"); and

•The expected sourcing, development and operating capabilities of Vulcan and its strategic investors, including Atlas Holdings,[1] Machine Investment Group and Conversant Capital.

“We believe the presentation provides investors with a more comprehensive view of the assets, capabilities and opportunity that underpin the next phase of Vulcan’s development,” said Jordan Kovler, Chief Executive Officer of Vulcan Infrastructure and Power.

“The previously financing announced transaction is intended to strengthen our balance sheet and bring together an experienced group of strategic investors with deep expertise across power, industrial real estate and digital infrastructure. With significant existing and prospective power capacity, we believe Vulcan has a compelling opportunity to build a differentiated AI infrastructure platform.”

The investor presentation has been furnished with the Securities and Exchange Commission on Form 8-K and is also available at the Company’s website at www.vulcanip.com.

The previously announced PIPE transaction has not closed, remains subject to customary closing conditions and may not be completed on the anticipated terms or at all.

No Offer to Sell or Solicit

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

No Notice of Redemption

This press release does not constitute a notice of redemption with respect to the Company's outstanding Senior Notes under the indenture and supplemental indenture governing the Senior Notes and does not create any obligation on the part of the Company to redeem any of the Senior Notes or to issue any notice of redemption. Any redemption of the Senior Notes, if effected, will be made only in accordance with, and subject to the terms and conditions of, the indenture and supplemental indenture governing the Senior Notes, including the applicable notice requirements and satisfaction of any conditions precedent to such redemption.

Forward-Looking Statements

This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Vulcan’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the AI/HPC transition, the proposed transaction described herein, including the proposed timing and steps contemplated in respect of the proposed transaction and approvals with respect thereto, the use of proceeds from the proposed transaction, and the business plan, business strategy and operations of Vulcan in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Vulcan’s Annual Report on Form 10-K for the year ended December 31, 2025, as may be amended from time to time, its subsequently filed Quarterly Reports on Form 10-Q and its other filings with the SEC. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Vulcan could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and, unless otherwise required by U.S. federal securities laws, Vulcan does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.
[1] Atlas FRM LLC d/b/a Atlas Holdings LLC is an investment advisor to affiliated private funds.
Investor Contact
FNK IR
Rob Fink or Joey Delahoussaye
ir@vulcanip.com
312-809-1087